UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2021

FIRST FINANCIAL BANCORP.

(Exact name of registrant as specified in its charter)

Ohio	001-34762	31-1042001
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

255 East Fifth Street, Suite 700, Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 322-9530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol	Name of exchange on which registered
Common stock, No par value	FFBC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 29, 2021 First Financial Bancorp., an Ohio corporation (the “Company”), entered into a Credit Agreement (the “Credit Agreement”) with Stifel Bank & Trust (the “Lender”) pursuant to which Lender agreed, on an uncommitted and discretionary basis, to make loans to the Company for up to $40 million to use for general corporate purposes.

The Credit Agreement permits the Company to designate each loan under the Credit Agreement as either a “Base Rate Loan” or a “SOFR Loan.”  Each Base Rate Loan will bear interest at a rate per annum equal to the applicable margin of 1.75% plus the greatest of (a) the Prime Rate as quoted in The Wall Street Journal at such time, (b) 1/2 of 1% in excess of the Federal Funds Effective Rate at such time, or (c) SOFR for a SOFR Loan with a one-month interest period commencing at such time plus 1.10%.  Each SOFR Loan will bear interest at a variable rate equal to the applicable margin of 1.75%, plus the CME Term SOFR, plus 0.10% (or such other percentage spread adjustment as may be specified by the Lender to the Company from time to time).

The credit facility terminates on December 28, 2022, unless otherwise extended, or such date of the acceleration of the obligation pursuant to the Credit Agreement, at which time all amounts borrowed, together with applicable interest, fees, and other amounts owed by the Company shall be due and payable. The Credit Agreement is secured by a pledge of 100% of the Company’s common stock in First Financial Bank (the “Pledged Securities”) in favor of the Lender under a Pledge and Security Agreement, dated December 29, 2021.

The Credit Agreement, together with the Pledge and Security Agreement (collectively referred to as the “Agreements”), contain customary representations, warranties and covenants. The Agreements provide for certain events of default, including, among other things, payment defaults, breaches of representations and warranties, and the commencement of bankruptcy or insolvency proceedings. Upon the occurrence and continuation of an event of default, the Lender may, among other things, terminate its obligations to make further loans under the Credit Agreement, declare the outstanding unpaid principal balance of a loan and the unpaid interest thereon immediately due and payable, and exercise its remedies with respect to the Pledged Securities, including the sale of the Pledged Securities.

The foregoing summaries of the Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the Agreements, which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided under Item 1.01 "Entry into a Material Definitive Agreement" is incorporated herein by reference.

Item 8.01 Other Events

As previously reported in a Current Report on Form 8-K filed by the Company on December 7, 2021, the Company entered into a Stock Purchase Agreement (the “Purchase Agreement”), dated December 6, 2021, by and among the Company, First Financial Bank, an Ohio state-chartered bank and wholly owned subsidiary of the Company (the “Bank”), Summit Funding Group, Inc., a Delaware corporation (“Summit”), the stockholders of Summit identified in the Purchase Agreement (the “Sellers”), and Richard L. Ross, in his capacity as the Sellers’ representative (the “Sellers’ Representative”). Pursuant to the terms of the Purchase Agreement, on December 31, 2021, the Bank completed the purchase of all of the issued and outstanding equity securities of Summit (the “Transaction”).

On January 3, 2022, the Company issued a press release announcing that the Transaction closed, effective December 31, 2021. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The foregoing descriptions of the Purchase Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on December 7, 2021.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	First Financial Bancorp. Press Release, dated January 3, 2022

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.

	By:	/s/ James M. Anderson
James M. Anderson
Executive Vice President and Chief Financial Officer

Date:January 3, 2022